UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)

June 9, 2008

PIER 1 IMPORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7832	75-1729843
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 Pier 1 Place Fort Worth, Texas 76102
(Address of principal executive offices and zip code)
(817) 252-8000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⊠ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01     Other Events.

         On June 9, 2008, Pier 1 Imports, Inc. ("Pier 1") issued a press release announcing its proposal to acquire all the outstanding shares of common stock of Cost Plus, Inc. ("Cost Plus").  Additionally, Pier 1 has formally requested that Cost Plus immediately terminate its shareholder rights plan, which is scheduled to expire on June 30, 2008, and refrain from renewing or extending the plan or adopting any other rights plan or poison pill.  The proposal was communicated on June 6, 2008 in a letter from Mr. Alexander W. Smith, Pier 1's President and Chief Executive Officer, and Mr. Tom M. Thomas, Pier 1's Chairman of the Board, to the board of directors of Cost Plus, which includes Mr. Barry J. Feld, Cost Plus's Chief Executive Officer and President. The press release announcing the proposal, including the full text of the proposal letter delivered to Mr. Feld and the Cost Plus board of directors, is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated June 9, 2008 concerning the offer to acquire Cost Plus, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIER 1 IMPORTS, INC.

Date:	June 9, 2008	By:	/s/ Michael A. Carter
Michael A. Carter, Senior Vice President and
General Counsel